Exhibit 35.2
[U.S. Bank Letterhead]

Annual Statement of Compliance
TILES Trust No. 2006-1

VIA: EMAIL

MS Structured Asset Corp.
1585 Broadway
New York, New York 10036

Reference is made to the Trust Agreement (the “Agreement”), between MS Structured Asset Corp., as Depositor and U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, as Trustee, as successor by merger to LaSalle Bank National Association, as Trustee, for TILES Trust No. 2006-1, dated February 15, 2006, together with Schedules I, II and III attached thereto, and the Standard Terms for Trust Agreements, between MS Structured Asset Corp., as Depositor and U.S. Bank National Association, as Trustee, as successor-in-interest to Bank of America, National Association, as Trustee, as successor by merger to LaSalle Bank National Association, as Trustee dated March 5, 2003. Capitalized terms used herein and not defined shall have the meanings defined in the Trust Agreement and the Standard Terms for Trust Agreements.

I, Kimberly O. Jacobs, a Vice President of U.S. Bank National Association as successor-in-interest to Bank of America, National Association (“Bank of America”) as successor by merger to LaSalle Bank National Association, as Trustee hereby certify that:

1. A review of certain servicing activities of the Trustee and of the performance of the Trustee with respect to such servicing activities under the Agreement for the applicable periods (as outlined on Exhibit A) has been made under my supervision.

2.   To the best of my knowledge, based on such review, the Trustee has fulfilled all its obligations under the Agreement in all material respects during each relevant applicable period.

Capitalized terms used but not defined herein have the meanings set forth in the Agreement.

Date: 3/14/2012

U.S. Bank National Association as successor-in-interest to Bank of America, National Association as successor by merger to LaSalle Bank National Association, as Trustee

/s/Kimberly O. Jacobs
Kimberly O. Jacobs
Vice President

Exhibit A

Allocation of Responsibility between BANA and USB regarding certain Trust Agreement provisions

Mar 2003 Reference	Standard Terms for Trust Agreements Section	USB
2.02	Entry Into Swap Agreement and Other Agreements	2/1-12/31
3.02a	Administration of the Trust	2/1-12/31
3.02b	Administration of the Trust	2/1-12/31
3.03	Collection of Certain Underlying Security Payments	2/1-12/31
3.04	Sale	N/A
3.05a	Unit Account	9/6-12/31
3.05b	Unit Account	2/1-12/31
3.06	Investment of Funds in the Accounts	2/1-12/31
3.07	Retained Interest	9/6-12/31
3.08	Access to Certain Documentation	2/1-12/31
4.01	Distributions	2/1-12/31
4.02a	Reports to Unitholders and Others - with respect to statement information (i) to (xi)	2/15/2011, 8/15/2011
4.02a	Reports to Unitholders and Others - with respect to 8-K filing	N/A
4.02a	Reports to Unitholders and Others - with respect to year end statement	9/6-12/31
4.02b	Reports to Unitholders and Others (b)	2/1-12/31
4.02c	Reports to Unitholders and Others (c)	2/1-12/31
4.02d	Reports to Unitholders and Others (d)	N/A
4.02e	Reports to Unitholders and Others (e)	2/1-12/31
4.02f	Reports to Unitholders and Others (f)	N/A
4.03	Calculation of Interest Rates	2/1-12/31
4.04	Compliance with Tax Reporting and Withholding Requirements	2/1-12/31
4.05	Preservation of Information, Communications to Holders - with respect to Registrar	9/6-12/31
5.02	Execution, Authentication, and Delivery	9/6-12/31
5.03	Registration; Registration of Transfer and Exchange	9/6-12/31
5.04	Mutilated, Destroyed, Lost and Stolen Units	9/6-12/31
5.05	Distributions in Respect of Units	9/6-12/31
5.07	Cancellation	9/6-12/31
5.08	Currency of Distributions in Respect of Units; Redenomination	9/6-12/31
5.09	Appointment of Paying Agent	9/6-12/31
5.10	Authenticating Agent	9/6-12/31
5.11	Issuance and Transfer Restrictions	9/6-12/31
5.11e	Issuance and Transfer Restrictions	2/1-12/31
5.12	Optional Exchange	N/A
5.13	Callable Series - with respect to notices	N/A
5.13	Callable Series - with respect to distributions	N/A
7.01	Voting Rights with Respect to Underlying Securities	2/1-12/31
7.02	Amendments and Waivers Under Swap Agreement and Guarantee	N/A
8.01	Realization Upon Default	2/1-12/31
9.01	Liquidation Events	2/1-12/31
9.02	Trust Wind Up Event	2/1-12/31
9.03	Expense Event	2/1-12/31
9.05a	Disposition of Trust Property	2/1-12/31
9.05b	Disposition of Trust Property	2/1-12/31
9.05c	Disposition of Trust Property - with respect to administration of terminations and liquidations, notices	2/1-12/31
9.05c	Disposition of Trust Property - with respect to distribution of proceeds	2/1-12/31
9.05d	Disposition of Trust Property	2/1-12/31
9.05h	Disposition of Trust Property	2/1-12/31
9.05j	Disposition of Trust Property	2/1-12/31
9.06	Limitation on Notice Requirement	2/1-12/31
10.01	Trustee Duties	2/1-12/31
11.01	Termination of Trust	N/A
12.01	Amendment of Trust Agreement; Waivers	2/1-12/31
12.07	Notice to Rating Agencies	2/1-12/31
12.08	Perfection of the Swap Counterparty Security Interest	N/A
Trust Agreement
Schedule I	Early Termination Date	2/1-12/31
Schedule I	Expense Administrator	2/1-12/31
Schedule I	Compliance Certificate	N/A
Schedule I	Officer's Certificate	N/A
Schedule I	Assessment of Compliance	N/A
Schedule I	Additional Reports to Depositor	2/1-12/31
Schedule I	Additional Reports to Unitholders	2/1-12/31
Schedule I	Distributions Reports	9/6-12/31
Schedule I	Trust Wind Up Events	2/1-12/31